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                                 AMENDMENT NO. 1
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Floating Rate Fund, a Delaware statutory trust, is hereby amended as follows:

Paragraph 1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(c) such other administrative services as may be furnished from time to time by the Administrator to the Trust or the Portfolios at the request of the Trust's Board of Trustees, provided, however, that nothing in this Agreement shall require the Administrator to pay (i) the salary or other compensation of the senior officer of the Trust appointed pursuant to the New York Attorney General's Assurance of Discontinuance applicable to A I M Advisors, Inc. dated October 8, 2004; or (ii) the salary or other compensation (or any portion of such salary or other compensation) of any other officer of the Trust that the Trust's Board of Trustees has agreed should be paid by the Trust or the Portfolios so long as such agreement is evidenced by a resolution of the Board of Trustees."



         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  December 2, 2004


                                              A I M ADVISORS, INC.



Attest:  /s/ Jim A. Coppedge                  By:  /s/ Mark H. Williamson
       ---------------------------               -------------------------------
       Assistant Secretary                       Mark H. Williamson
                                                 President


(SEAL)


                                              AIM FLOATING RATE FUND



Attest:  /s/ Jim A. Coppedge                  By:  /s/ Robert H. Graham
       ---------------------------               -------------------------------
       Assistant Secretary                       Robert H. Graham
                                                 President


(SEAL)